Exhibit 10.2

EAST WEST BANCORP, INC.

1998 NON-QUALIFIED STOCK OPTION PROGRAM

FOR EMPLOYES AND INDEPENDENT CONTRACTORS

This 1998 Non-Qualified Stock Option Program for Employees and Independent Contractors ("Program") sets forth the terms and conditions under which options to purchase shares of common stock of East West Bancorp, Inc., a Delaware corporation (the "Company"), may be granted from time to time to employees and independent contractors of the Company or one or more of its subsidiaries.

WHEREAS, the Board of Directors of the Company adopted the 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") under which the Board of Directors, or a committee of the Board of Directors of the Company administering the 1998 Stock Incentive Plan (the "Committee"), may from time to time approve the grant to employees, directors and independent contractors of the Company or one or more of its subsidiaries of options to purchase shares of the common stock of the Company (the "Common Stock"); and

WHEREAS, this Program sets forth the terms and conditions of Options (as defined below) granted to employees and independent contractors of the Company or one or more of its subsidiaries ("Participants").

NOW, THEREFORE, this Program is as follows:

1. Grants Of Options; Certain Terms and Conditions. The Company may from time to time grant to Participants, options to purchase shares of Common Stock ("Option Shares"), which grants shall be evidenced by a written certificate of the Company delivered to the Participant setting forth the number of Option Shares granted, the Date of Grant, the Exercise Price per share, the Expiration Date by which the options must be exercised, and the Annual Vesting Rate (the "Options"). Unless indicated otherwise on the certificate delivered to a Participant, Options shall expire at 5:00 p.m., California time, on the Expiration Date indicated on the certificate. On each anniversary of the Date of Grant to a Participant, the Participant's Options that are exercisable to purchase, and that shall become vested, shall be the number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares subject to the grant multiplied by the Annual Vesting Rate for the granted Options.

This Program and all Options granted under this Program are subject to all of the terms and conditions of the 1998 Stock Incentive Plan. Options granted under this Program are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Acceleration and Termination of Options.

(A) Change of Control. A Participant's Options shall become fully vested and exercisable upon the date of a Change of Control (as hereinafter defined), if the date on which the Participant's employment with the Company and all of its subsidiaries terminates (such event shall be referred to as the "Termination of Employment") does not occur before the Change in Control. "Change of Control" shall mean the first to occur of the following events:

(I) any date upon which the directors of the Company who were last nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of the Company;

(II) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 51% or more of the voting power of the Company (a "51% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause (B), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (4) any person or entity who was a 51% Stockholder on the date of adoption of the Program by the Board; or

(III) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the purpose of which is (A) to change the Company's domicile solely within the United States or (B) the formation of a holding company in which the shareholders of the holding company after its formation are substantially the same as for the Company prior to the holding company formation), the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property or a different kind of securities.

(B) Termination of Employment.

(I) Retirement. If a Participant's Employment is Terminated by reason of the Participant's retirement in accordance with the Company's then-current retirement policy ("Retirement"), then (A) the portion of the Participant's Options that have not vested on or prior to the date of such Retirement shall terminate on such date and (B) the remaining vested portion of the Options shall terminate upon the earlier of the date three (3) months after the date of such Termination of Employment and the Expiration Date.

(II) Death or Permanent Disability. If a Participant's Employment is Terminated by reason of the death or Permanent Disability (as hereinafter defined) of the Participant, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. A Participant shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board in such form and manner, and at such times, as the Board may require. Any determination by the Board that a Participant does or does not have a Permanent Disability shall be final and binding upon the Company and the Participant.

(III) Other Termination. If a Participant's Employment is Terminated for any reason other as set forth in clauses (i) and (ii) above, including termination by voluntary resignation, then (A) the portion of the Participant's Options that have not vested on or prior to the date of Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Options shall terminate upon the earlier of the date three (3) months after the date of such Termination of Employment and the Expiration Date.

(C) Death Following Termination of Employment. Notwithstanding anything to the contrary contained in this Program, if a Participant shall die at any time after the Termination of his or her Employment and prior to the Expiration Date, then the remaining vested portion of that Participant's Options shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

(D) Other Events Causing Acceleration of Option. The Committee, in its sole discretion, may accelerate the exercisability of a Participant's Options at any time and for any reason.

(E) Other Events Causing Termination of Option. Notwithstanding anything to the contrary contained in this Program, a Participant's Options shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board and the shareholders of the Company:

(I) the dissolution or liquidation of the Company; or

(II) a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

3. Adjustments. In the event that the outstanding securities of the class then subject to Options are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Options to terminate pursuant to Section 2(d) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Options; provided, however, that any such adjustments in the Options shall be made without changing the aggregate Exercise Price of the then unexercised portion of Options granted under this Program.

4. Exercise.

(A) Options of a Participant shall be exercisable during the Participant's lifetime only by the Participant or by his or her guardian or legal representative, and after the Participant's death only by the person or entity entitled to do so under the Participant's last will and testament or applicable intestate law. A Participant's Options may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined below) thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock.

(B) The "Fair Market Value" of a Common Share on any date (the "Determination Date") shall be equal to the closing price per Common Share on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares selected by the Board. If Common Shares are not registered on the Determination Date under applicable rules of the Securities and Exchange Commission, the Fair Market Value shall be determined by the Board of Directors upon consultation with an investment banker familiar with the Company and the market for its shares.

5. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of Options by a Participant, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then the Participant shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check payable to the Company, or by shares of Company stock owned by the Participant or otherwise distributable pursuant to the exercise of the Option (except that, if shares are used to satisfy such withholding obligation, the Company may impose such reasonable restrictions relating to the delivery of the shares as may be necessary to avoid the Company incurring a charge to earnings as a result of such use of shares).

6. Notices. All notices and other communications required or permitted to be given pursuant to this Program shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 415 Huntington Drive, San Marino, California 91108, Attention: Corporate Secretary, or to a Participant at the Participant's work or home address as set forth on the records of the Company.

7. Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in this Program, no shares of stock purchased upon exercise of Options, and no certificate representing all or any part of such shares, shall be issued or delivered if (i) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (ii) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

8. Nontransferability. Neither Options nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred by a Participant in any manner other than by will or the laws of descent and distribution.

9. Program. Options granted pursuant to this Program are subject to all the terms and conditions of the Program, as the same may be amended from time to time by the Company. The Company shall have the right to amend the Program at any time and in any manner without the consent of or prior notice to Participants; provided, however, that no such amendment shall deprive a Participant, without his or her consent, of Options or of any of a Participant's rights under this Program. The interpretation and construction by the Committee of the 1998 Stock Incentive Plan, this Program, the Options and such rules and regulations as may be adopted by the Committee for the purpose of administering the 1998 Stock Incentive Plan and this Program shall be final and binding upon all Participants. Until a Participant's Options shall have expired, terminated or exercised in full, the Company shall, upon written request therefor, send a copy of the Program, in its then-current form, to the Participant.

10. Shareholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Options shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Program.

11. Employment or Contract Rights. No provision of this Program or of the Options granted hereunder shall (i) confer upon a Participant any right to continue in the employ of the Company or any of its subsidiaries or to continue under any employment or other contract that may exist between a Participant and the Company, (ii) affect the right of the Company and each of its subsidiaries to terminate the employment or contract of a Participant, with or without cause, or (iii) confer upon a Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Program.

12. Governing Law. This Program and the Options granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.